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                        [ERNST & YOUNG LLP LETTERHEAD]



                                                                EXHIBIT 23.4

                         CONSENT OF ERNST & YOUNG LLP




We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 23, 1996, except for Note O, as to which the date is March 28, 1996, with respect to the consolidated financial statements of MWC Holdings, Inc. included in Amendment No. 2 to the Registration Statement (Form S-3 No. 333-31669) and related Prospectus of Hayes Wheels International, Inc. and subsidiaries for the registration of 4,346,427 shares of Hayes Wheels International, Inc. common stock dated August 18, 1997.




                                                        ERNST & YOUNG LLP



Detroit, Michigan
August 18, 1997